Exhibit 99.1


                 The Medicines Company Reports Fourth
             Quarter and Full Year 2003 Financial Results

   PARSIPPANY, N.J.--(BUSINESS WIRE)--Feb. 10, 2004--The Medicines Company (Nasdaq:MDCO)

   --  123% revenue growth from 2002 to 2003

   -- Significant clinical, regulatory, manufacturing and product acquisition achievements in 2003

   --  First quarterly profit reported

   The Medicines Company (Nasdaq:MDCO) today announced its financial results for the fourth quarter and full year 2003.

   Financial highlights include:

   -- Net revenues of $28.9 million for the fourth quarter 2003, compared to $14.3 million for the fourth quarter 2002. For the full year 2003, net revenues were $85.6 million, compared to net revenues of $38.3 million for 2002

   -- Net income of $2.3 million for the fourth quarter 2003, compared to a net loss of $9.8 million for the fourth quarter 2002. For the full year 2003, the net loss was $16.9 million, compared to a net loss of $45.8 million for 2002

   --  Net income per share of $0.05 (diluted) for the fourth quarter
        2003, compared to a net loss per share of $0.25 for the fourth quarter 2002. For the full year 2003, the net loss per share was $0.37, compared to a net loss per share of $1.23 for 2002

   Fourth quarter 2003 operations highlights include:

   --  Acquisition of an exclusive license to a new product candidate
        - cangrelor, a short-acting intravenous antiplatelet agent

   -- Presentation of one-year mortality data from the REPLACE-2 trial of Angiomax(R) (bivalirudin) in coronary angioplasty

   -- Initiation of Phase III trials of Clevelox(TM)(clevidipine), the Company's intravenous, short-acting calcium channel antagonist

   2003 full year operations highlights include:

   -- Publication and presentation of 30-day, six-month and twelve-month results of the REPLACE-2 clinical trial, playing a significant role in Angiomax market share gains versus heparin in coronary angioplasty

   --  U.S. regulatory approval of chemilog, a new, more efficient
        Angiomax manufacturing process

   --  Two major regulatory filings for Angiomax

       -- In the U.S., seeking an amended Angiomax product label (to include use in patients undergoing coronary angioplasty with heparin-induced thrombocytopenia and thrombosis syndrome (HIT/HITTS) and REPLACE data)

       -- In Europe, seeking market authorization for Angiomax use in percutaneous coronary interventions

   --  Initiation of two Phase III clinical trial programs studying
        Angiomax use in:

       --  Coronary artery bypass graft (CABG) surgery

       -- Patients presenting to the emergency department with acute coronary syndromes

   --  Development of two recently acquired product candidates

       --  Clevelox(TM) - in Phase III clinical trials

       -- Cangrelor - in technology transfer and manufacturing development

   Clive Meanwell, Executive Chairman of The Medicines Company, stated, "Strong growth in Angiomax revenues is fueling our development investments for new indications and products. With two regulatory reviews for Angiomax underway, two pivotal clinical trial programs ongoing for Angiomax and two new products in development, our work in 2003 has set a foundation for the potential future launch of six major indications or products."
   There will be a conference call with management today at 5:00 P.M. to discuss the 2003 financial results and financial outlook for 2004. To listen live, webcast login is available at http://www.themedicinescompany.com
   Alternatively, the call dial-in is 800-472-8325 (request The Medicines Company financial results call).

   From outside U.S.: dial 706-679-0816.

   Replay available for two weeks following call: 800-642-1687

   Replay outside the U.S.: 706-645-9291 Replay passcode: 5036393.

   About The Medicines Company: The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve hospital acute care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the U.S. and other countries for use in patients undergoing coronary angioplasty procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.
   About Angiomax: Angiomax is a synthetic product currently approved for use in unstable angina patients undergoing coronary angioplasty. Angiomax is a direct thrombin inhibitor with a naturally reversible mechanism of action. In clinical trials, Angiomax has shown a reduction in the incidence of death, myocardial infarction, and the need for revascularization in patients undergoing coronary angioplasty, as well as significant reductions in bleeding complications compared to heparin, or heparin plus a GP IIb/IIIa inhibitor, in the contemporary catheterization lab setting. These reductions in ischemic and bleeding complications are consistent and remain evident in high-risk patients unlike outcomes in high-risk patients treated with heparin. Reductions in these complications represent not only the opportunity for better patient care, but also the opportunity for cost savings.
   Angiomax is indicated for use as an anticoagulant in patients with unstable angina undergoing percutaneous transluminal coronary angioplasty (PTCA). Angiomax is intended for use with aspirin. The most common adverse events for Angiomax in clinical trials comparing Angiomax and heparin were back pain, pain, nausea, headache, and hypotension. The incidence of these adverse events was comparable in both the Angiomax and heparin groups. An unexplained fall in blood pressure or hematocrit, or any unexplained symptom, should lead to serious consideration of a hemorrhagic event and cessation of Angiomax administration. Angiomax is contraindicated in patients with active major bleeding or hypersensitivity to Angiomax or its components. Please see full prescribing information available at http://www.angiomax.com.

   Statements contained in this press release about The Medicines Company and Angiomax, the development of additional indications of Angiomax and of new products, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", plans", "expects", "intends", "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, whether the Company's products will advance in the clinical trials process, whether the Company's products will receive approval from regulatory agencies, physicians' acceptance of clinical trial results, the Company's ability to identify, select and acquire additional product candidates, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 6, 2003, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.


                        The Medicines Company
           Condensed Consolidated Statements of Operations

                                                   Three months ended
(in thousands, except per share data)                  December 31,
                                                   -------------------
                                                       (unaudited)
                                                   -------------------
                                                      2003      2002
                                                   --------- ---------
Net revenue                                         $28,888   $14,297
Operating expenses
   Cost of revenue                                    2,914     5,324
   Research and development                          11,069     9,384
   Selling, general and administrative               12,891     9,609
                                                   --------- ---------
        Total operating expenses                     26,874    24,317
                                                   --------- ---------
Income/(loss) from operations                         2,014   (10,020)
     Interest income, net                               410       183
                                                   --------- ---------
 Income/(loss) before income taxes                    2,424    (9,837)
      Income taxes                                     (128)        -
                                                   --------- ---------

Net income/(loss)                                    $2,296   $(9,837)
                                                   ========= =========

Basic earnings/(loss) per common share                $0.05    $(0.25)
                                                   ========= =========
Shares used in computing earnings/(loss) per
 common share:                                       47,322    39,587
                                                   ========= =========

Diluted earnings/(loss) per common share              $0.05        $-
                                                   ========= =========
Shares used in computing diluted earnings/(loss)
 per common share:                                   50,155         -
                                                   ========= =========


                                                      Year-to-date
(in thousands, except per share data)                  December 31,
                                                   -------------------
                                                      2003      2002
                                                   --------- ---------
Net revenue                                         $85,591   $38,301
Operating expenses
   Cost of revenue                                   22,749    10,284
   Research and development                          35,905    37,951
   Selling, general and administrative               45,082    36,808
                                                   --------- ---------
        Total operating expenses                    103,736    85,043
                                                   --------- ---------
Loss from operations                                (18,145)  (46,742)
     Interest income, net                             1,403       911
                                                   --------- ---------
 Loss before income taxes                           (16,742)  (45,831)
     Income taxes                                      (128)        -
                                                   --------- ---------
Net loss                                           $(16,870) $(45,831)
                                                   ========= =========
Basic and diluted loss per common share              $(0.37)   $(1.23)
                                                   ========= =========
Shares used in computing net loss per common
 share:
       Basic and diluted                             45,624    37,210
                                                   ========= =========


                        The Medicines Company
                Condensed Consolidated Balance Sheets
                             (Unaudited)

                                                    Dec. 31,  Dec. 31,
(in thousands)                                        2003     2002
                                                    --------- --------

Assets
Cash, cash equivalents, available for sales
 securities                                         $135,864  $43,509
Accrued interest receivable                              991      129
Accounts receivable, net                              15,660   15,078
Inventories                                           11,460   14,179
Other current assets                                     976      661
                                                    --------- --------
    Total Current Assets                             164,951   73,556
                                                    --------- --------

Fixed assets, net                                      1,511      924
Other assets                                             200      234
                                                    --------- --------
    Total Assets                                    $166,662  $74,714
                                                    ========= ========

Liabilities and Stockholders' Equity
Current liabilities                                  $25,227  $19,384
Deferred revenue                                       1,270    1,396
Stockholders' equity                                 140,165   53,934
                                                    --------- --------
    Total Liabilities and Stockholders' Equity      $166,662  $74,714
                                                    ========= ========

    CONTACT: The Medicines Company
             Michael Mitchell, 973-656-1616
             investor.relations@themedco.com